Exhibit 99.1
Form 8-K
Viking Systems, Inc.
File No. 000-49636

Viking Systems, Inc.
(OTCBB: VKSY)
Corporate Profile
October 2005

Current Market and Competitive Landscape
•	Viking Systems' line of products enhances the surgical environment for surgeons and surgical teams performing minimally invasive surgery (MIS).
•	Minimally invasive surgery is rapidly gaining popularity with both patients and physicians due to improved patient outcomes, faster recovery times and lower post-operative care costs.
•	MIS procedures are now being performed in many specialty areas including bariatric, pediatric, cardiac, urologic, ENT and neurological surgery.

Where do we go from here?
•	3Di the ONLY PROVEN STANDALONE 3D visualization solution on the market today for complex laparoscopic procedures.
•	Viking is focused on exploiting that MARKET GAP with an aggressive commercial expansion plan.
•	Viking will complement its organic growth with a series of acquisitions in the medical device market.

Key Senior Management

Thomas B. Marsh, CEO, President and Director: Mr. Marsh was appointed CEO, President and Director of Viking in November 2003. Prior to joining Viking, he served as Secretary, Treasurer and Director of PurchaseSoft, Inc. and was a partner and co-founder of Marsh+Flagg, a merger and acquisition advisory firm with offices in La Jolla & Newport Beach, California and Stuttgart, Germany. Prior to November 2001, Mr. Marsh served as COO of Co-Mack Technology, CEO of Emark Corporation and President of Spectrum Companies International. He attended Williams College with a major in economics.
Joseph A. Warrino, Chief Financial Officer: Mr. Warrino was appointed the CFO and Secretary of Viking on April 2004. Prior to joining Viking he was Controller of Vista Medical Technologies, Inc. From 1999 to 2000 Mr. Warrino was a Division Controller and Human Resources Manager of Lakso Packaging, a division DT Industries, Inc. From 1998 to 1999, he was a senior cost accountant for Vista Medical Technologies, Inc. and from 1989 to 1998, Mr. Warrino worked as an accountant for several different publicly held companies. Mr. Warrino earned his B.S. degree in accounting from Salem State College and his A.S. degree in Management from Middlesex Community College.

Lonna J. Williams, Senior Vice President Commercial Operations: Ms. Williams joined Viking in September of 2004, as Vice President, Sales and Marketing. Ms. Williams was formerly President of Medical Market Solutions, a health care product consulting firm. She has 20 years of experience in marketing, sales and business development in medical diagnostics, devices and pharmaceuticals and has held executive level positions in several public and privately held companies. Ms. Williams has brought over 25 new products to market and commercialized four novel technologies. She has held senior management positions at Johnson and Johnson/Clinical Diagnostics, Hybritech/Eli Lilly, GenProbe, Inc., Quidel Corporation and LifePoint, Inc. She graduated from the University of Southern Colorado.

John "Jed" Kennedy, President, Vision Systems Group: Mr. Kennedy was appointed President, Vision Systems Group in April 2004. Mr. Kennedy joined Vista Medical in January 1997 as Vice President of Research and Development. He was appointed Vice President/General Manager of Westborough Operations in January 2000 before being appointed Executive Vice President and COO in December 2000. Prior to joining Vista, Mr. Kennedy held various positions in Manufacturing, Quality Engineering and Product Development at Smith & Nephew Endoscopy from 1984 through January 1997. Prior to 1984, he held various engineering positions at Honeywell's Electro-Optics and Avionics divisions. Mr. Kennedy received a B.S. in Manufacturing Engineering from Boston University in 1979.

Divisions and Operations Overview—“Bringing Surgery to Life”

EndoSite 3Di Digital Vision System - The EndoSite 3Di Digital Vision System is a unique three-dimensional system offered by Viking's Vision Systems Group.
•	Restores the surgeon’s natural 3D vision and depth perception using 3rd generation optics and patented Viking technology
•	Vastly improves OR ergonomics and surgeon comfort via Viking’s Head Mounted Display (HMD)
•	Infomatix®integrates additional video and diagnostic information into the surgeon's view to facilitate decision making during surgery

This system enables surgeons to perform more complex MIS procedures more confidently and allows more patients to realize the benefits of minimally invasive techniques.

Viking's Vision Systems Group- also provides original equipment manufacturer (OEM) services for several leading medical device manufacturers. The OEM division provides high resolution 2D medical cameras to industry leaders such as Aesculap, Richard Wolf, Boston Scientific and Medtronic. As the business of its customers continues to shift to minimally invasive techniques, the Vision Systems Group intends to introduce new services and capabilities to respond to this important business segment. Viking is committed to the growth of its OEM business driven by its strong engineering capabilities.

Statements included in this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the company's financial results can be found in the company's Reports on Forms 10-KSB and 10-QSB filed with the Securities and Exchange Commission. This information does not provide an analysis of the Company’s financial position and is not a solicitation to purchase or sell securities of the Company. Alliance Advisors, (AA) its affiliates, officers, directors, subsidiaries and agents of this information has been compensated by the Company. Compensation includes a monthly fee of eight thousand five hundred dollars per month and two hundred thousand shares of restricted 144 stock for a twelve month program. In preparing this information, AA has relied upon information received from the Company, which, although believed to be reliable, cannot be guaranteed. This information is not an endorsement of the Company by AA. AA is not responsible for any claims made by the Company. You should independently investigate and fully understand all risks before investing in the Company.

SELECT FINANCIALS
Fiscal Year End:	December 31
Current Price (10/3/2005):	$0.50
52-Week Range:	$0.40-$.094
Shares Outstanding:	31.92M
Float:	10.79M
% Held by Insiders:	71.1%
Market Cap:	$15.95 M
Revenue (ttm):	$3.77M
Total Cash (mrq):	$100K
Total Debt (mrq):	$3.3M

Key Recent Events:

•	10/03/05 Viking Names Dr. Gerald Andriole, of Barnes-Jewish Hospital and Washington University, St. Louis, to Clinical Advisory Board
•	09/16/05 Dr. Camran Nezhat, of Stanford University, to use Viking EndoSite 3Di Digital Vision System in Televised Surgical Event
•	08/23/05 Viking Systems, Inc names Dr. Camran Nezhat to Clinical Advisory Board
•	08/9/05 Viking Systems, Inc. expands sales of 3-D vision Systems into key international markets
•	07/13/05 Viking Systems to add two fortune 500 Medical Technology Companies to OEM Portfolio
•	06/13/05 Viking Systems to Present at Medtech Insight's ``Investment in Innovation'' Conference
•	05/20/05 Dr. Michael Haggman to describe surgical experience using Viking’s EndoSite 3Di Digital Vision System in Laparoscopic Radical Prostatectomy and Pyeloplasty at AUA Conference in San Antonio

Physician Testimony:
“I believe that 3D visualization will alleviate many of the difficulties surgeons face when first performing laparoscopy and will allow minimally invasive surgery to be applied more often and to more complex procedures.”
-Dr. Gerald Andriole, Washington University

Investment Highlights:
•	Revenue 2004 (8 months of operation): $2.8M
•	Expect revenue growth to exceed 100% year over year 2004 to 2005
•	Medical technology represents one of the fastest growing sectors in the U.S.
•	Aggregate global revenue for medical products companies surpassed $330B in 2003.
•	Participate in high growth Minimally Invasive Surgical (MIS) market segment which is expected to grow from $6B in 2002 to $8.6B in 2007.
•	Experienced management team and reputable board of science and medical advisors.
•	Intellectual property consists of 25 exclusive US & International patents
•
Product focus: 3-dimensional vision system for minimally invasive surgical procedures. Includes head mounted display and Infomatix®, a proprietary information platform to integrate clinical history and surgical images into the electronic medical record.

•	Installed base approaching 100 systems in the US and Europe.

Viking Systems, Inc. (VKSY.OB) develops and markets high performance 3D endoscopic vision systems to hospitals for minimally invasive surgery. Our focus is to deliver integrated information, visualization, and control solutions to the surgical team, enhancing their capability and performance in minimally invasive surgery (MIS) and complex surgical procedures.

Sector: Healthcare
Industry: Medical Devices

Corporate Headquarters:
Viking Systems Inc
7514 Girard Avenue
Suite 1509
La Jolla, CA
Phone: 858.456.6608
Fax: 858.225.0467
Web Site: www.vikingsystems.com
E-mail: ir@vikingsystems.com

Investor Relations Contact:
Alliance Advisors, LLC
Alan Sheinwald, President
105 South Bedford Road
Suite 313
Mount Kisco, NY 10549
Phone: 914.244.0062
Fax: 914.244.4458
E-mail: asheinwald@allianceadvisors.net

Industry Awards and Recognition:
•	Recognized by Frost & Sullivan as one of the innovative medical technology product developments in 2005
•	Awarded the Society of Laparoendoscopic Surgeons 2005 Innovation of the Year

Key Growth Components:
•	Driving Transition from two to three-tiered market:
•	Robotics with 3-D - price per unit $1.4M - annual sales over 100 units
•	Standard 2D vision systems - price per unit approximately $50K - annual sales 14,000 units
•	Viking 3D Vision System - price per unit $185,000 - annual sales growing from 13 units in 2004 to more than 350 units per year in 2008
•	Uniquely positioned in near term $250M US market niche between surgical robotics and traditional vision systems
•	Addressing high growth market segments in Urology, OBGYN and Bariatrics (Gastric Bypass)
•	Market ready product: FDA 510K clearance, CE, ISO certified and approved
•	Available market for purchases: Hospitals forecast 14% annual increase in capital spending over next 5 years
•	Sales organization consists of direct personnel, independent representatives and international distributors